Exhibit 107.1

Calculation of Filing Fee Tables

S-8

(Form Type)

UNIFI, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.10 per share	Other	1,100,000 shares	$5.77	$6,347,000	0.00014760	$936.82
Total Offering Amounts					$6,347,000		$936.82
Total Fee Offsets							—
Net Fee Due							$936.82
(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the registration statement on Form S-8 to which this exhibit relates also covers any additional shares of the registrant’s common stock that may become issuable under the Unifi, Inc. Second Amended and Restated 2013 Incentive Compensation Plan, as amended, by reason of any stock split, stock dividend or other similar transaction.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, based upon the average of the high and low prices of the registrant’s common stock as reported on the New York Stock Exchange on March 14, 2024.